EXHIBIT 10(c)(1)

                            SUBSCRIPTION AGREEMENT

      This Subscription Agreement ("Agreement") between 1st Atlantic Guaranty Corporation ("Company"), a corporation organized under the laws of the State of Maryland, and John J. Lawbaugh ("undersigned"), an individual residing at 22200 Whites Ferry Road, Dickerson Maryland 20842 (collectively, "Parties").

      In consideration of the mutual promises set forth herein, the Parties agree as follows:

1. The Company agrees to sell to the undersigned, and the undersigned agrees to purchase, 7,500,000 shares of common stock of the Company ("Shares") at a price of two and one-half cents ($.025) per Share, for a total of $187,500 for all such Shares to be paid for in cash, on a date to be specified by the Company, prior to the effective date of the Company's Form S-1 Registration Statement under the Securities Act of 1933 ("1933 Act").

2. The undersigned represents and warrants to the Company that the Shares are being acquired solely for investment purposes and not with a view towards resale or disposition of all or any part thereof, and that he has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof.

3. The undersigned represents and warrants that he has such knowledge and experience of financial and business matters to evaluate the merits and risks of the prospective investment and to make an informed decision.

4. The undersigned acknowledges that the Shares have not been registered under any state or federal securities laws and that, therefore, the Company is relying on certain exemptions therein from such registration requirements, including exemptions dependent on the intent of the undersigned in acquiring the Shares.

5. The undersigned represents and warrants that the sale of any of the Shares will only be made directly to the Company and not by a transfer to any third party.

6. The Parties agree that the Company is not obligated to repurchase any Shares from the undersigned to the extent that the Company, in its sole discretion, determines that such sale could have a material adverse effect on the Company, either in terms of maintaining the minimum level of capital or reserves required by law, or otherwise.

7. The undersigned agrees not to otherwise dispose of the Shares or any part thereof unless a registration statement with respect to such Shares is then in effect under the 1933 Act and under any applicable state securities laws or unless the undersigned shall have delivered to the


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      Company an opinion of counsel,  in form and substance  acceptable to the
      Company, that no such registration is necessary.

8. The undersigned acknowledges that he is aware that in issuing and selling these Shares, the Company is relying upon the representations, warranties and acknowledgments contained herein.


IN WITNESS WHEREOF, the Parties hereto have executed this agreement on this 27th day of August, 1998.


 /s/JOHN J. LAWBAUGH
 -------------------
 John J. Lawbaugh


                                            1ST ATLANTIC GUARANTY CORPORATION


                                            BY: /s/BRIAN P. SMITH
                                                -----------------

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